SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

PRIMEDIA Inc. (the “Company”) stated in its second quarter earnings release dated August 3, 2006 that it expected to file its Form 10 related to a possible spin-off with the Securities and Exchange Commission during the third calendar quarter. It is now anticipated by the Company that the Form 10 will be filed by the end of 2006. The change in the anticipated filing date is due to the ongoing work related to the allocation of tax net operating losses between the Company and the entity which may be spun-off and the financial statement presentation in the Form 10 resulting from the allocation of those net operating losses.

Although the Company anticipates making the Form 10 filing, there has been no final decision on whether to complete the spin-off and there can be no assurances the spin-off will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc.
(Registrant)

Date: September 25, 2006	By:	/s/ Kevin J. Neary
Kevin J. Neary
Senior Vice President,
Chief Financial Officer